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                                LICENSE AGREEMENT


         THIS license agreement (hereinafter "LICENSE") is made between THE DOW CHEMICAL COMPANY (hereinafter "DOW" or a "Party"), a corporation duly formed and existing under the laws of the State of Delaware, having a place of business at 2030 Dow Center, Midland, Michigan 48674, United States of America, and NeoRx CORPORATION (hereinafter "NEORX" or a "Party"), a corporation duly formed and existing under the laws of the State of Washington, having a place of business at 410 West Harrison, Seattle, Washington 98119;

         WITNESSETH:

         WHEREAS, DOW is engaged in certain research and development projects involving certain [*] for various pharmaceutical applications, including bone marrow suppression and ablation; and

         WHEREAS, DOW has proprietary rights in technology relating to said agents, including: patent rights, know-how, compounds, animal safety and efficacy, clinical trial data, and various industrial property rights, including those sublicensed from others; and

         WHEREAS, NEORX desires to undertake the further development and commercial exploitation of said agents; and

         WHEREAS, NEORX desires to obtain an exclusive license for DOW's technology relating to said agents; and

         WHEREAS, DOW is willing to grant said license to NEORX;

         WHEREAS, in connection with said license, DOW and NEORX desire to provide for a transition in the development of the agents; and

         WHEREAS, DOW and NEORX have signed an Option Agreement, effective [*] which Option Agreement was exercised on [*] and its license terms are deemed to be met by the terms included in this LICENSE.

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         NOW, THEREFORE, DOW and NEORX, in consideration of the mutual covenants contained herein, hereto agree as follows:

                             ARTICLE 1 - DEFINITIONS

         When used in this LICENSE, the following terms shall have the meanings set out below, unless the context requires otherwise. The singular shall be interpreted as including the plural and vice versa, unless the context clearly indicates otherwise.

1.1 "AFFILIATE" means a corporation or any other entity that at any time during the term of this LICENSE directly or indirectly through one or more intermediaries is CONTROLLED by the designated Party, but only for so long as the relationship exists. A corporation or other entity shall no longer be an AFFILIATE when through loss, divestment, dilution or other reduction of a Party's ownership or control, the Party loses CONTROL of such corporation or other entity.

1.2 "ADDITIONAL AGENT" means [*] including their pharmaceutically-acceptable salts.

1.3      "AGENT" means [*] including its pharmaceutically-acceptable salts.

1.4 "APPROVAL" means final approval, in a country in the TERRITORY, by all REGULATORY AUTHORITIES in that country, for commercial marketing of PRODUCT, including for example, approval of final labeling and price approval. If no approval is required to market a PRODUCT in a particular country in the TERRITORY, then APPROVAL of the PRODUCT is deemed to have occurred in that country upon the first sale of a PRODUCT in that country to a THIRD PARTY.

1.5 "CDA" means the Confidential Disclosure Agreement between the Parties, effective May 22, 1997 (copy attached hereto for reference only as EXHIBIT A).

1.6 "COMBINATION PRODUCT" means a PRODUCT or AGENT sold together with or for use with another component; provided, however, that, for purposes of this definition, "[*]. NEORX must notify DOW promptly of any commercial sale of such COMBINATION PRODUCT and identify the other component for computation of the royalty.

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1.7      "COMPETITION" means the commercial sale of COMPETITIVE PRODUCTS, which sales, in the aggregate, constitute [*] of NEORX's NET SALES in such country. NEORX must promptly notify DOW in writing of the occurrence of such COMPETITION and must supply evidence of such COMPETITION.

1.8 "COMPETITIVE PRODUCT" means a PRODUCT, AGENT or GENERIC PRODUCT sold or used in the FIELD, including off label sale or use in the FIELD, [*].

1.9 "CONFIDENTIAL INFORMATION" means any proprietary information of either Party that is submitted to the other Party hereunder, including, but not limited to, TECHNOLOGY, PATENTS, or PROCESS PATENTS, any samples of AGENT or PRODUCT, financial terms of this LICENSE, and business development plans for the PRODUCT, and does not include information excluded under Article 6.2.

1.10 "CONTROL" or "CONTROLLED" shall mean, in the case of a corporation, ownership or control, directly or indirectly, of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors and, in the case of an entity other than a corporation, ownership or control, directly or indirectly, of more than fifty percent (50%) of the assets or the ability, in the case of either a corporate or non-corporate entity, to direct the management and affairs of such entity.

1.11     "[*]" means [*] and its salts.

1.12 "DEFENSIVE PATENTS" means those patent applications and patents listed on APPENDIX D attached hereto and made a part hereof, together with all continuations, registrations, confirmations, extensions, issuances, and foreign counterparts of the foregoing, and where relevant to the FIELD for GENERIC PRODUCT, AGENT or PRODUCT, including continuations-in-part, divisions, reissues, patents-of-addition of the foregoing. The Parties may review the list in APPENDIX D and discuss whether the patent applications and patents in the TERRITORY have become relevant to NEORX's FIELD and NEORX's business related thereto. With DOW's consent, NEORX may elect to move patent applications or patents from APPENDIX D to APPENDIX A.

1.13 "DOE" means the United States Department of Energy and corresponding agencies of other countries in the TERRITORY.

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1.14     "[*]" means [*], including its pharmaceutically-acceptable salts.

1.15     "EFFECTIVE DATE" means June 30, 1999.

1.16 "EUROPE" means all countries of western Europe and middle Europe, specifically, Albania, Austria, Belgium, Bulgaria, Croatia, Czech Republic, Denmark, Finland, France, Germany, Gibraltar, Greece, Guernsey, Hungary, Ireland, Isle of Man, Italy, Jersey, Latvia, Liechtenstein, Lithuania, Luxembourg, Macedonia, Monaco, Netherlands, Norway, Poland, Portugal, Romania, Serbia, Slovak Republic, Slovenia, Spain, Sweden, Switzerland and United Kingdom.

1.17 "FDA" means the United States Food and Drug Administration or any successor U.S. governmental agency performing similar functions.

1.18 "FIELD" means the IN VIVO use in human therapeutic applications that results in [*] which applications are expected to be administered in conjunction with or followed by treatments for [*]. Therefore, this FIELD is understood by the Parties to include the IN VIVO use [*]. Furthermore, this FIELD is understood by the Parties to NOT include [*].

1.19     "GENERIC PRODUCT" means a product composed of a [*] complexed with [*].

1.20 "GMPs" means the Good Manufacturing Practices as defined from time to time in the Federal Food, Drug, and Cosmetic Act and related regulations or any successor laws or regulations governing the manufacture of the PRODUCT in the United States.

1.21 "HMOs" means health maintenance organizations and similar organizations which provide group medical payment in the United States of America.

1.22 "HOLMIUM" or "Ho" means all isotopes of the element holmium, including Holmium-166 or 166Ho.

1.23 "NET SALES" shall mean the amount invoiced on sales of PRODUCT or AGENT (or as calculated in accordance with Article 5.3.3, sales of COMBINATION PRODUCT) that are royalty bearing under Article 5 by NEORX and its

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         AFFILIATES and sublicensees to a THIRD PARTY, less the following deductions to the extent included in the amounts invoiced:

         (i)      [*].

         (ii)     [*].

         (iii)    [*].

         (iv)     [*].

         (v)      [*].

         (vi)     [*].

         NET SALES shall NOT include sales between or among NEORX and its AFFILIATES and sublicensees, except sales of those PRODUCT or AGENT that [*]. Also NET SALES shall NOT include sales for [*].

1.24. "NEORX's FIELD" means the IN VIVO use in human therapeutic applications that results in [*], which applications are expected to be and shall be described in the package insert (subject to FDA approval) to be administered in conjunction with or followed by treatments for [*]. Therefore, NEORX's FIELD is understood by the Parties to include the IN VIVO use [*]. Furthermore, NEORX's FIELD is understood by the Parties to NOT include [*].

1.25. "NRC" means the United States Nuclear Regulatory Commission and, for other countries in the TERRITORY, the corresponding governmental agencies for such regulations.

1.26. "OPTION" means the Option Agreement signed between the Parties, effective [*], as amended, that was exercised on [*] (copy attached for reference purposes as EXHIBIT B).

1.27. "ORPHAN DRUG" means the use of PRODUCT that qualifies under 57 CFR 62085 (December 29, 1992), Part 316.

1.28. "PATENTS" means all patent applications and patents in the TERRITORY to which DOW has rights, together with any continuations, continuations-in-part,

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         divisions, reissues, registrations, confirmations, patents-of-addition, and extensions of the foregoing, with any claims covering an AGENT, PRODUCT or use, or manufacture of AGENT or PRODUCT in NEORX's FIELD in the TERRITORY and which are owned, licensed or controlled by DOW, or, [*]. The current PATENTS are listed in APPENDIX A (as attached hereto and made a part hereof). APPENDIX A shall be updated from time to time, at NEORX's request, but no more frequently than once yearly after all patents have issued, and until all patents for a given family have issued such reports shall be quarterly, unless required sooner to provide information to compute the payments due under this LICENSE. After first APPROVAL of a PRODUCT in NEORX's
         FIELD in the TERRITORY, the Parties may review the list in APPENDIX A and discuss whether the patent applications and patents in the TERRITORY continue to be relevant to NEORX's FIELD and NEORX's business related thereto. With DOW's consent, NEORX, may or may not elect to move patent applications or patents from APPENDIX A to APPENDIX D.

1.29.    "PROCESS" means process[*], but does not include [*].

1.30. "PROCESS PATENTS" means all patent applications and patents in the TERRITORY to which DOW has rights, together with any continuations, continuations-in-part, divisions, reissues, registrations, confirmations, patents-of-addition, and extensions of the foregoing, with any claims that cover [*] and which are owned, licensed or controlled by DOW, or which become owned, licensed or controlled by DOW during the term of this LICENSE. The current PROCESS PATENTS are listed in APPENDIX B (as attached hereto and made a part hereof). APPENDIX B shall be updated from time to time, at NEORX's request, but no more frequently than once yearly after all patents have issued, and until all patents for a given family have issued such reports shall be quarterly, unless required sooner to provide information to compute the payments due under this LICENSE.

1.31. "PRODUCT" means any pharmaceutical preparation in finished dosage form containing an AGENT as the active drug substance for use in NEORX's FIELD.

1.32. "REGULATORY AUTHORITY" means the agency corresponding to the FDA of each country in the TERRITORY and any other agency in the country from which

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         APPROVAL is required in order to commercially market a PRODUCT, including approval of final labeling and price approval.

1.33. "SIGNATURE DATE" means the date of the last signature of the Parties to this LICENSE.

1.34. "TECHNOLOGY" means data, information and process know-how relating to an AGENT, PRODUCT or PROCESS which DOW owns or possesses as of the EFFECTIVE DATE (or which DOW develops for NEORX under the OPTION through June 30, 1999) and which are described in APPENDIX E attached hereto and made a part hereof.

1.35. "TERRITORY" means the all countries in the world, excluding Australia and its possessions.

1.36. "THIRD PARTY" means anyone, other than DOW, NEORX or their respective AFFILIATES. Thus THIRD PARTY includes, without limitation, physicians, hospitals, clinics, hospice facilities, patients, distributors, formularies, and radiopharmacies.

1.37     "[*]" means the Curators of the [*].

1.38 "VALID CLAIM" means any claim of an issued patent included in a PATENT, or PROCESS PATENT, which has not been held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal is or can be taken or which has not been admitted to be unenforceable or invalid through reissue, disclaimer or otherwise.



                          ARTICLE 2 - GRANT OF LICENSES

2.1 GRANT OF LICENSES - DOW hereby grants to NEORX, and NEORX hereby accepts:

         (a) an EXCLUSIVE license to use the TECHNOLOGY to make, have made, use, sell, have sold, offer to sell, export and import AGENT and PRODUCT in the TERRITORY in NEORX's FIELD;

         (b) an EXCLUSIVE license under the PATENTS to make, have made, use, sell, have sold, offer to sell, export and import AGENT and PRODUCT in the TERRITORY in NEORX's FIELD;

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         (c)      a NON-EXCLUSIVE license to use the PROCESS to make or have made, in the TERRITORY, [*] to make AGENT and PRODUCT for use in NEORX's FIELD in the TERRITORY; and

         (d) a NON-EXCLUSIVE license under the PROCESS PATENTS to make or have made, in the TERRITORY, [*] or AGENT to make AGENT and PRODUCT for use in NEORX's FIELD in the TERRITORY;

         These licenses under (a) and (b) above shall be fully exclusive, to the exclusion of DOW and its AFFILIATES, but subject to Article 2.3, and only so long as this LICENSE is in effect.

         This grant shall also include ADDITIONAL AGENT to make the corresponding PRODUCT, providing [*].

2.2 SUBLICENSING - Subject to Articles 2.4 and 2.5, the licenses granted under Article 2.1 to NEORX include the right to sublicense THIRD PARTIES and NEORX's AFFILIATES. NEORX will make and will be responsible for all payments to DOW as a result of sublicensee and AFFILIATE sales of PRODUCT in the TERRITORY. NEORX will also be responsible for the observance by all sublicensees of all applicable provisions of this LICENSE, and will [*] cause all sublicensees to observe the covenants in this LICENSE [I.E., regarding confidentiality, maintenance of records and reporting of NET SALES and royalty payments, exchanges of information, governmental regulations (E.G., export licenses and NRC or DOE issues) and adverse reaction information]. All such sublicenses shall be in writing.

2.3      RESERVATIONS - DOW reserves the following rights.

         2.3.1 DOW reserves the right to make, have made, export and use [*], AGENT or PRODUCT in NEORX's FIELD in the TERRITORY for the purposes of:

                  (i)      process research;

                  (ii)     basic research and development;

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                  (iii)    supply to NEORX under such supply agreements as may
                           be agreed upon in writing between the Parties;

                  (iv) supply [*] in Australia; as needed to continue support of clinical trials referred to in Articles 3 and 4; support NEORX under separate service agreements as may be agreed upon in writing between the Parties; and

                  (v) publication of results obtained prior to the EFFECTIVE DATE.

         2.3.2 DOW reserves the right, solely at it option and expense, to do research or development on GENERIC PRODUCT, AGENT, PRODUCT and PROCESS for non-commercial purposes in NEORX's FIELD in the TERRITORY and for commercial purposes in NEORX's FIELD outside the TERRITORY.

         2.3.3 Subject to Articles 11.4 and 11.5, DOW reserves the right for DOW to proceed, solely at its option and expense, to research, develop, make, have made, use, sell, export, import, have sold and license in the TERRITORY OUTSIDE NEORX's FIELD:

                  (i)      [*]; and

                  (ii)     complexes of [*] with any metal, excluding
                           HOLUMIUM; and

                  (iii) complexes of other ligands with [*].

2.4 SUPPLY OF [*] - FOR PRODUCT FOR NEORX - DOW and NEORX may enter into a separate commercial supply agreement under which DOW will supply NEORX's requirements of [*] on mutually agreed terms and conditions. This Article 2.4 shall not imply an obligation on either Party to enter into a commercial supply agreement with the other Party. Before seeking a THIRD PARTY supplier for [*], NEORX shall notify DOW of NEORX's desire to get a supplier for [*]. DOW can either decline to make a proposal to supply [*] or make and discuss a proposal for supplying [*]; provided, however, that, whether or not DOW makes and discusses a proposal with NEORX, NEORX shall be free after [*] from its notice to DOW to enter into agreements with THIRD PARTIES any time in the future for the supply of [*]. NEORX

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

           shall notify DOW in accord with Article 15.1 whether it does or does not obtain such a supply agreement from DOW.

2.5 CONVEYANCE OF TECHNOLOGY BY DOW - Within thirty (30) days after the SIGNATURE DATE, Dow shall convey the TECHNOLOGY listed on APPENDIX E to NEORX; provided, however, that TECHNOLOGY developed by DOW through the EFFECTIVE DATE under the OPTION may be conveyed by July 30, 1999. In the event NEORX needs assistance in making or using [*], AGENT or PRODUCT in NEORX's FIELD or in using the TECHNOLOGY in NEORX's FIELD, the PARTIES may enter into a separate service agreement. NEORX agrees that the TECHNOLOGY listed on APPENDIX E is the entire obligation for transfer of TECHNOLOGY by DOW and that all items listed on APPENDIX E have been received and need not be further submitted at any time.

2.6 ADDITIONAL AGENT(S) - As soon as possible after the SIGNATURE DATE and at NEORX's request, DOW shall [*]. [*].

2.7      [*] - DOW has the possibility to provide a [*].

2.8 DEFENSIVE PATENTS - NEORX, its AFFILIATES and sublicensees may NOT commercially practice under DEFENSIVE PATENTS.



            ARTICLE 3 - NEORX DEVELOPMENT, OTHER ACTIVITY, DILIGENCE

3.1 DEVELOPMENT AND MARKETING EFFORTS FOR PRODUCT - NEORX shall use its reasonable and diligent efforts to carry out remaining developmental work on PRODUCT, as it believes necessary, and to file applications with the REGULATORY AUTHORITIES as NEORX deems necessary. For purposes of this LICENSE, "reasonable and diligent efforts" shall mean efforts reasonably consistent with those efforts used by NEORX with regard to its developmental work and commercial activities for its own products deemed to have similar commercial potential, consistent with its business, research and development practices, and applicable legal and regulatory requirements. NEORX has given DOW a copy of NEORX's schedule for development of a PRODUCT for the

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         United States and shall give DOW within [*] after the SIGNATURE DATE a schedule for development of the PRODUCT for the European market. NEORX shall keep such schedules updated through the time it is to provide reports under Article 3.2. Such schedules represent NEORX's current intentions, based on part on input from regulatory and other authorities, and estimated time frames for development of PRODUCT.

         For NEORX to have been deemed by DOW to have used its reasonable and diligent efforts, DOW expects that NEORX should:

         (a)      [*].

         (b) Continue the clinical trials for the PRODUCT that are in progress.

         (c) File with the FDA for APPROVAL of the PRODUCT within [*] of the successful conclusion of the clinical trials in the US if the PRODUCT is commercially viable, where conclusion of the clinical trials includes [*].

         (d) Initiate commercial sales in the United States of PRODUCT within [*] after APPROVAL in the United States, if the PRODUCT is commercially viable.

         It is recognized that performance under this Article 3.1 is subject to
         Article 13.

3.2 DEVELOPMENT PROGRESS REPORTS - NEORX will provide DOW with [*] reports (reports to be verbal with one written annual report per year) of its development and registration activity, including submission(s) to REGULATORY AUTHORITIES and APPROVAL(s) in the TERRITORY, until a PRODUCT is commercially launched for NEORX's FIELD in the United States and Europe. Such reports will provide sufficient information to allow the evaluation of at least:

         (a) NEORX's preclinical, clinical and registration activities for a PRODUCT;

         (b) the relationship of those activities under (a) above to NEORX's development schedule shown for the PRODUCT for the United States and Europe;

         (c) NEORX's level of efforts at developing and registering a PRODUCT; and

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

         (d)      notice of any APPROVAL obtained.

3.3 CLINICAL AND PRECLINICAL STUDIES - NEORX shall carry out such further studies of AGENT and PRODUCT as it deems necessary or advisable to develop the PRODUCT and in order to file such forms for APPROVAL with the REGULATORY AUTHORITIES for commercialization in the TERRITORY. NEORX is having clinical trials performed at [*] pursuant to an agreement between NEORX and [*]. DOW shall terminate its agreement(s) with [*] with respect to clinical trials for AGENT and PRODUCT and shall be responsible for any charges or costs in connection with such agreement(s).

3.4 NEORX RESPONSIBILITY - NEORX shall be solely responsible for the planning, design and execution of all its developmental work and commercialization with AGENT and PRODUCT for the TERRITORY after the EFFECTIVE DATE.

3.5 REGULATORY COSTS - All regulatory costs for NEORX's APPROVALS in the TERRITORY shall be borne by NEORX after the EFFECTIVE DATE.

3.6 FUTURE RESEARCH - Upon the SIGNATURE DATE, NEORX agrees that any research conducted by DOW on AGENT or PRODUCT at NEORX's written request outside of the OPTION or after June 30, 1999 shall be paid by NEORX at a rate to be negotiated by the Parties at the time of or before the request. Any research conducted by DOW on AGENT or PRODUCT after the SIGNATURE DATE shall be in accord with Articles 2.3, 2.4 and
         2.5. At its expense, DOW will draft any resulting patent applications and/or retain title to the patents conceived or reduced to practice during this LICENSE where DOW employees are the sole inventors, but NEORX will be exclusively licensed under this LICENSE for the TERRITORY for NEORX's FIELD so long as this LICENSE is in effect.



                            ARTICLE 4 - PATENT RIGHTS

4.1 DOW TO MAINTAIN PATENTS AND PROCESS PATENTS - DOW shall have the obligation and be responsible at its own cost and expense for prosecuting the patent applications in PATENTS and PROCESS PATENTS and for maintaining, extending and defending the patents in the PATENTS and PROCESS PATENTS for the term of this LICENSE. DOW shall use good faith efforts to prosecute, issue, maintain, extend and defend all PATENTS and PROCESS PATENTS. Should any PATENT or PROCESS PATENT be finally rejected, prior to abandonment DOW shall inform NEORX of the art or reason for such rejection to

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

         determine whether NEORX has any data or information that may enable the rejection to be argued and the PATENT or PROCESS PATENT maintained.

4.2 DOW TO MAINTAIN DEFENSIVE PATENTS - DOW shall also have the obligation and be responsible at its own cost and expense for prosecuting and MAINTAINING DEFENSIVE PATENTS. DOW shall notify NEORX in writing if DOW voluntarily intends to abandon any DEFENSIVE PATENTS and, at NEORX's request on a country by country basis made within thirty (30) days after receipt of

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

         written notice and status information, DOW shall assign, [*], such DEFENSIVE PATENT to NEORX. However, if DOW is abandoning a DEFENSIVE PATENT for reasons that are due to lack of inventive step or novelty, then DOW shall notify NEORX and may then abandon such DEFENSIVE PATENT. After any such assignment of a DEFENSIVE PATENT, DOW may still practice, royalty free (I.E., make, use, sell or have sold outside NEORX's FIELD, but not sublicense) under the DEFENSIVE PATENT. [*].

4.3 NEORX TO ASSIST DOW IN EXTENSION OR RESTORATION OF PATENTS - Although DOW shall be responsible for extension or restoration of PATENTS and PROCESS PATENTS, which DOW shall seek under the U.S. Drug Price Competition and Patent Term Restoration Act of 1984 and its amendments, the Supplementary Certificate of Protection of the Member States of the European Union and similar measures in other countries, NEORX agrees to provide DOW with reasonably requested records, information and assistance to achieve the extension or restoration of any PATENTS or PROCESS PATENTS in a country of the TERRITORY.

4.4 NOTICE OF PATENT ACTIVITY - Using good faith efforts, DOW shall promptly advise NEORX by sending a revised APPENDIX A OR B, as the case may be, of the lapse, nullification, revocation, surrender or invalidation of any of the PATENTS, PROCESS PATENTS or DEFENSIVE PATENTS. Notification shall be promptly provided quarterly for PATENTS AND PROCESS PATENTS that have granted, for any country in the TERRITORY where filing for APPROVAL has occurred.

4.5 PATENTS AND PROCESS PATENTS FILE INSPECTION - At a mutually agreed upon time, but no more frequently than once per calendar year if there is no suit for litigation pending, NEORX may inspect any PATENTS' or PROCESS PATENTS' file at the site where the file is kept. Such inspection shall be confined to only those files that are not otherwise publicly available at the time of such inspection.

4.6      VALIDITY, NON-INFRINGEMENT -

         4.6.1 DOW DOES NOT WARRANT that the manufacture, use and sale of the AGENT or PRODUCT do not fall within the scope of THIRD PARTY patents or the

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

                  industrial property rights of a THIRD PARTY. However, to the best of DOW's knowledge, information and belief, as of the EFFECTIVE DATE, the manufacture, use and sale of the AGENT or PRODUCT for NEORX's FIELD does not fall within the scope of patents which are not owned or licensed by DOW.

         4.6.2 DOW represents that, under the terms of DOW's agreement with the [*], the [*] has granted its entire right, title and interest in, to and under the invention described and claimed in PATENTS to DOW and that the [*] has not made any reservations or contingencies in connection with such grant which may diminish the rights granted by DOW to NEORX under this LICENSE. DOW shall use its good faith efforts to fulfill it's obligations, including payment of royalties, under its agreement with the [*] to avoid being in breach thereof, at least for as long as this LICENSE remains in effect.

4.7 DISCLAIMER OF WARRANTIES AS TO PATENTS AND PROCESS PATENTS - Other than as stated in Article 4.6, DOW makes no representation that the inventions covered in any PATENTS or PROCESS PATENTS, are patentable or that the PATENTS or PROCESS PATENTS are or will be valid or enforceable, nor does DOW warrant or represent that the exercise of the rights licensed hereunder is free of infringement of patent rights of THIRD PARTIES. Should any infringement or damages be alleged, suit brought or damages collected therefore, no damages are permitted to be collected from DOW, except to the extent DOW breached its representations in Article 4.6.

4.8 HOLD HARMLESS - DOW agrees to hold NEORX, its AFFILIATES, and upon written notice its sublicensees, harmless for patent infringement under any patents, owned by or licensed to DOW which may be otherwise infringed by the performance by NEORX, its AFFILIATES and sublicensees under this LICENSE so long as this LICENSE is in effect. This hold harmless right by DOW does NOT apply to DEFENSIVE PATENTS.

4.9 COOPERATION - NEORX and DOW shall use good faith efforts to cooperate with each other with respect to any issues that concern the development of the PRODUCT under this LICENSE. NEORX is aware that competition in the TERRITORY is likely if no PATENTS exist or are obtained and NEORX accepts this LICENSE with that knowledge.

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                       ARTICLE 5 - PAYMENTS AND ROYALTIES

5.1 INITIAL PAYMENT - Within thirty (30) days from SIGNATURE DATE, a payment of [*] shall be due to DOW. This [*].

5.2      PAYMENTS ON APPROVALS -

         5.2.1    NEORX shall pay DOW within ten (10) business days payments of:

                  (a) [*] on the first APPROVAL in the United States for the first indication for cancer therapy in NEORX's FIELD, whether or not such indication is for an ORPHAN DRUG, and

                  (b) an additional [*] on the first APPROVAL in the United States for the first indication outside of cancer but within NEORX's FIELD.

         5.2.2 Also NEORX shall pay DOW within ten (10) business days payments of:

                  (a) [*] on the first APPROVAL in EUROPE (I.E., consolidated submission approved or APPROVAL in any country of EUROPE) for the first indication for cancer therapy in NEORX's FIELD, and

                  (b) an additional [*] on the first APPROVAL in EUROPE (I.E., consolidated submission approved or APPROVAL in any country of EUROPE) for the first indication outside of cancer but within NEORX's FIELD.

         Should uses for AGENT or PRODUCT other than those defined in NEORX's FIELD arise, they shall be subject to negotiation either under a separate agreement or by amendment of this LICENSE.

5.3      EARNED ROYALTIES -

         5.3.1 PATENTS - With respect to PRODUCTS and AGENTS which are manufactured, sold or intended to be used in a country in the TERRITORY where such activity would infringe (but for the existence of this LICENSE) a VALID CLAIM of one or more of the PATENTS and except as otherwise

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

                  provided in this Article 5.3 or Article 8.3, 8.4 or 8.5,
                  NEORX will pay DOW an earned royalty of [*] of annual NET SALES of such PRODUCT, on the first [*] of NET SALES achieved by NEORX during NEORX's fiscal year; and [*] of annual NET SALES on any PRODUCT in [*] of NET SALES during NEORX's fiscal year. However, in the event there is COMPETITION in the country in the TERRITORY, then the foregoing royalty rates shall be reduced to [*] of annual NET SALES in such country except for the United States where the royalty rates shall be reduced to [*] of annual NET SALES as long as U.S. Patent [*] is in force and thereafter is reduced to [*] of annual NET SALES. Further, the NET SALES as to which royalties are payable at the rates specified in the preceding sentence and Articles 5.3.2, 8.3 and 8.4 shall not be included in the calculation of cumulative NET SALES for purposes of calculating the [*] cumulative annual NET SALES point at which the [*] royalty increases to [*] above. APPENDIX C sets forth an example of the royalty payment structure as a chart and royalty example calculation, both for reference purposes only.

         5.3.2 PROCESS PATENTS - With respect to PRODUCTS and AGENTS incorporating [*] made by NEORX in the TERRITORY which are manufactured, sold or intended to be used in a country in the TERRITORY where such activity would infringe (but for the existence of this LICENSE) a VALID CLAIM of one or more of the PROCESS PATENTS (but not any PATENTS) and except as otherwise provided in Articles 8.3, 8.4 and 8.5, NEORX will pay DOW an earned royalty of [*] of annual NET SALES of such PRODUCT or AGENT. No royalty is due under this Article 5.3.2 with respect to any NET SALES as to which a royalty is due under Article
                  5.3.1. If DOW supplies the AGENT or [*], then no royalty, if any, shall be due under this Article 5.3.2 because the royalty will be part of the purchase price.

         5.3.3 COMBINATION PRODUCT - NET SALES for a COMBINATION PRODUCT shall be calculated by multiplying the NET SALES of the COMBINATION PRODUCT by the fraction A/(A+B), where A is the gross selling price of the PRODUCT or AGENT sold separately (I.E., without the other components) and B is the gross selling price of the other components. In the event that no such separate sales are made, NET

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                  SALES for royalty payments shall be calculated by multiplying
                  NET SALES of the COMBINATION PRODUCT by the fraction C/(C+D), where C is the fully allocated cost of the PRODUCT or AGENT (not including the other components) and D is the fully allocated cost of such other components, such costs being determined using generally accepted accounting principles consistently applied.

         5.3.4 PUBLISHED PATENT APPLICATIONS - It is recognized that royalties are not paid with respect to pending patent applications included in PATENTS. However, with respect to any country in the TERRITORY that publishes such patent applications, back royalties will be paid by NEORX with respect to NET SALES that have not been subject to royalties under this Article 5 and that occurred in the country prior to patent issuance and after publication in the country of the patent application (E.G., as shown in APPENDICES A and B) that eventually issues as a patent if such NET SALES of the PRODUCT or AGENT would have infringed (but for the existence of this LICENSE) a VALID CLAIM that eventually issues in the patent and that survives any opposition, interference or similar action challenging the issuance, such payment of back royalties to be made after the patent issues and the expiration or conclusion of any opposition, interference or periods for filing in opposition or provoking or declaring an interference and to include interest at the rate specified in
                  Article 5.12 from the date the royalty would have been paid hereunder had such VALID CLAIM been issued at the time of publication of the patent application in the country. For purposes of this Article 5.3.4, publication of a patent application by the European Patent Office shall be deemed publication in all countries that are members of the European Patent Convention.

         5.3.5    EXPIRATION - In no event shall royalties be due under this
                  Article 5.3 after the last to expire PATENT or PROCESS PATENT or AND after any patent term restoration or extension term ceases for a PATENT or PROCESS PATENT or if a VALID CLAIM in a PATENT or PROCESS PATENT does not exist which is being used for PRODUCT or AGENT in any manner by NEORX or its AFFILIATES or sublicensees.

5.4 ACHIEVEMENT OF MILESTONE PAYMENTS - Milestone payments shall be based on NET SALES as a total for all uses in NEORX's FIELD and solely on the first occurrence of the event as follows:

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

             ------------------------------- --------------------------------
              NET SALES IN A CALENDAR YEAR           PAYMENT DUE DOW
                     US$ (million)                         US$
             ------------------------------- --------------------------------
                          [*]                              [*]
             ------------------------------- --------------------------------
             ------------------------------- --------------------------------
                          [*]                              [*]
             ------------------------------- --------------------------------
             ------------------------------- --------------------------------
                          [*]                              [*]
             ------------------------------- --------------------------------

         with [*] of the payment due within thirty (30) days of the end of the fourth quarter of the event for [*] years. The total payment, which could be due if all milestones are achieved, is [*]. If the NET SALES in subsequent year(s) fall below the trigger NET SALES, the remaining payments for the year it did exceed are still due.

5.5 MINIMUM ANNUAL FEES - In the first full calendar year after the first APPROVAL for any use in NEORX's FIELD, the following minimum fee shall be due to DOW, which may be paid as earned royalty and/or cash:

             ---------------------------------- ------------------------
                    YEAR AFTER APPROVAL                   US$
             ---------------------------------- ------------------------
                            [*]                           [*]
             ---------------------------------- ------------------------
             ---------------------------------- ------------------------
                            [*]                           [*]
             ---------------------------------- ------------------------

         Minimum annual fees are due at the same time as any fourth quarter earned royalty payments and earned royalties are creditable against these minimum annual fees.

         If the market size is found to be commercially too small for the PRODUCT for NEORX's FIELD (E.G., an ORPHAN DRUG) such that NEORX believes that it cannot have sufficient profit, then NEORX must show DOW the basis for that conclusion together with any reasonably requested figures for support of that decision. If DOW agrees with NEORX, then NEORX may (a) terminate the LICENSE, (b) request the wavier of these minimum fees so that NEORX can sell the PRODUCT for ethical concerns or compassionate use in NEORX's FIELD,

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

         but the earned royalty would still be due DOW, or (c) request that the Parties agree to discuss the market potential for PRODUCT and negotiate in good faith possible amendments to this LICENSE.

5.6 PAYMENTS - A report, including: the amount of payment with the date the payment was made; an itemized payment listing; and date of this LICENSE under which payment is being made and the number ______ (supplied later), shall be sent to:

                  The Dow Chemical Company
                  Royalty Accounting
                  2020 Dow Center
                  Midland, MI 48674
                  USA

         with the check payment made to THE DOW CHEMICAL COMPANY and sent to:

                  Royalty Accounting
                  P.O. Box 92718
                  Chicago, IL 60675-2718
                  USA;

                  or

                  if payment is by wire transfer, then to THE DOW CHEMICAL COMPANY and sent to:

                  [*]
                  New York, NY
                  USA
                  ABA [*]
                  Account [*]
                  For the account of The Dow Chemical Company
                  Reference:  Royalty Payment

         NEORX may arrange that any payments due under this LICENSE may be paid, in whole or in part, by NEORX's sublicensee(s); provided, however, that NEORX

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                                        20
         shall still be responsible for any non-payments hereunder and pay DOW what is due within 90 days of the original due date.

5.7      [*] ROYALTIES - DOW shall pay any royalties due to [*];
         therefore a further copy of the royalty report and amount paid shall be supplied to DOW under Article 15.1. Where necessary for DOW to discharge its obligations to [*] under this Article 5.7, concerning the PATENTS or TECHNOLOGY under agreements made by DOW, NEORX will report reasonable additional information, if needed, for DOW to fulfill its obligations. All such information to [*] shall be subject to obligations of confidentiality and non-disclosure.

5.8 QUARTERLY ROYALTY REPORTS AND PAYMENTS - Within sixty (60) days after the close of each calendar quarter, NEORX shall submit a report on the NET SALES of PRODUCT or AGENT in NEORX's FIELD for the TERRITORY in sufficient detail to enable a calculation of the royalty due in accord with Article 5 and payment of the royalty (if any) due. NEORX will indicate if any sales of PRODUCT or AGENT are not covered by PATENTS, or PROCESS PATENTS and not royalty-bearing under this Article 5.

         Under Article 4.4, DOW shall provide notice of grant or publication of PATENTS or PROCESS PATENTS. The Parties recognize that delays may occur in this reporting by DOW and NEORX shall not be held liable under
         Article 5.3.4 for back due royalties (I.E., for this purpose - due more than one quarter prior to the current reporting period) caused by late notification by DOW for such recently granted or published PATENTS or PROCESS PATENTS.

5.9 BOOKS OF ACCOUNT - NEORX shall maintain true and complete books of account containing an accurate record of all data necessary for the proper computation of royalty payments due from it or on behalf of any AFFILIATE. Such records shall be maintained for at least [*] after the date of the pertinent royalty payment.

5.10 AUDIT RIGHT - DOW shall have the right through a firm of independent public accountants, to whom NEORX has no reasonable objection, to examine the books of account of NEORX at reasonable times within three
         (3) years after the end of the calendar year to which they relate (but not more than once in each calendar year) for the purpose of verifying the correctness of any report concerning diligence or payment of royalties under Articles 3 and 5, respectively. Such

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


         examination shall be made during normal business hours at the place of business of NEORX. The information furnished, as a result of any such examination shall be maintained in confidence on the terms specified in Article 6. The fees and expenses of such an audit shall be borne by DOW. If any such audit shows any underpayment, a correcting payment shall be made within thirty (30) days of NEORX's receipt of the auditors' statement, unless NEORX disputes the auditors' statement. If such error is material (meaning more than [*]), then if NEORX owes DOW from such material error, NEORX shall be subject to a penalty as if the payment were deemed late in accord with Article 5.12. Should NEORX fail to make any correcting payment within sixty (60) days from receipt of the auditors' statement, then DOW shall have the right to terminate this LICENSE under Article
         12.5, unless in good faith NEORX disputes the auditors' statement in which event Article 16 applies.

5.11 WITHHOLDING TAX PAYMENTS - If any taxes for DOW's account, withholding or otherwise, are levied by any taxing authority in the TERRITORY in connection with the receipt by DOW of any amounts payable under Article 5 of this LICENSE according to any tax treaty or agreement between the United States and any country in the TERRITORY, then NEORX shall have the right to pay such taxes to the local tax authorities and to pay to DOW the net amount due after reduction by the amount of such taxes, together with

                  (i) evidence of payment of such taxes and a translation thereof into English, and

                  (ii)     indication of the amount of such tax paid, and

                  (iii) indication of the country in the TERRITORY and the authority to whom it was paid, and

                  (iv) comply with NEORX's royalty reporting obligations under this LICENSE.

         However, if DOW still requires further information, the report due under Article 5.11 may also be requested by DOW and NEORX shall promptly provide that information.

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

5.12 LATE PAYMENTS - Royalty payments not remitted or deposited by the due date shall bear interest at the current prime rate [*] established by a leading New York bank, such as CitiBank, as published in THE WALL STREET JOURNAL. Should NEORX fail to make any late payment within sixty
         (60) days from its due date, then DOW shall have the right to terminate this LICENSE under Article 12.5 upon fifteen (15) days written notice to NEORX to allow cure.


                           ARTICLE 6 - CONFIDENTIALITY

6.1 NONDISCLOSURE - Each Party shall use good faith efforts to retain in confidence and not disclose to any third party each other's CONFIDENTIAL INFORMATION (which includes, but is not limited to, TECHNOLOGY, PATENTS, and any samples of [*], AGENT or PRODUCT) disclosed pursuant to the terms of this LICENSE. Such "good faith efforts" shall mean the same degree of care, but no less than a reasonable degree of care, as the receiving Party uses to protect its own CONFIDENTIAL INFORMATION of a like nature. NEORX shall continue to use the same good faith efforts with respect to the TECHNOLOGY and any samples of [*], AGENT and PRODUCT already in its possession under the OPTION that it received directly or indirectly from DOW.

6.2      EXCEPTIONS - Excepted from the obligation of confidence under Article
         6.1 is that information which:

                  (a) is available, or becomes available, to the general public without fault of the receiving Party; or

                  (b) is obtained by the receiving Party without an obligation of confidence from a THIRD PARTY (other than a governmental agency, the FDA, REGULATORY AUTHORITIES or [*]) who is rightfully in possession of such information and is under no obligation of confidentiality to the disclosing Party concerning such information; or

                  (c) is required by law or by court order to be disclosed by the receiving Party in which cases the receiving Party will use its best efforts to limit such disclosure to that required by law and to maintain the confidentiality of the disclosed information to the extent possible; or

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

                  (d) must be necessarily disclosed to REGULATORY AUTHORITIES to permit NEORX to sell PRODUCT or AGENT in NEORX's FIELD; or

                  (e) is released from confidentiality in writing by the disclosing Party.

         For the purpose of Article 6.1, a specific item of TECHNOLOGY shall not be deemed to be within the foregoing exceptions merely because it is embraced by more general information in the public domain or in the possession of the receiving Party. In addition, any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain or in the possession of the receiving Party, but only if the combination itself and its principle of operation are in the public domain or in the possession of the receiving Party.

6.3      LEGALLY REQUIRED DISCLOSURES - Notwithstanding the provisions of
         Article 6.1, if the receiving Party becomes legally compelled to disclose any of the disclosing Party's CONFIDENTIAL INFORMATION, the receiving Party shall promptly advise the disclosing Party of such required disclosure in order that the disclosing Party may seek a protective order or such other remedy as the disclosing Party may consider appropriate in the circumstances. The receiving Party shall disclose only that portion of the CONFIDENTIAL INFORMATION, which it is legally required to disclose. Such a disclosure shall not release the receiving Party with respect to the CONFIDENTIAL INFORMATION so disclosed except to the extent of permitting the required disclosure.

6.4 DISCLOSURE TO AFFILIATES, CONTRACTORS - NEORX may disclose TECHNOLOGY to its AFFILIATES, sublicensees, consultants, its clinical investigators and contractors (E.G., parties under contract with NEORX or its AFFILIATES for the custom manufacturing or shipping of PRODUCT, conduct of clinical studies or obtention of registration in the TERRITORY), as may be necessary to exercise the rights granted hereunder and to register and prepare for commercialization of PRODUCT, and to commercialize PRODUCT under this LICENSE, under conditions of confidentiality at least as stringent as those set out in Articles 6.1,
         6.2 and 6.3.

6.5 DISCLOSURE TO [*] - Notwithstanding the provisions of Article 6.1, DOW may disclose the provisions of this LICENSE to [*] to comply with DOW's reporting obligation. However, DOW shall request that the terms of this LICENSE remain confidential and be on a need-to-know basis.

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

6.6 DOCUMENT RETURN - In the event of termination of this LICENSE for any reason prior to its normal expiration, each Party will cease its use of the other Party's CONFIDENTIAL INFORMATION provided hereunder (including TECHNOLOGY that is CONFIDENTIAL INFORMATION) and, on written request, within sixty (60) days return all such CONFIDENTIAL INFORMATION, including any copies thereof; except that such CONFIDENTIAL INFORMATION as is or has become no longer subject to confidentiality under Article 6.1 need not be returned or destroyed. Notwithstanding the foregoing, a Party may retain such documents as are necessary for it to discharge its surviving obligations hereunder and its legal obligations to the governmental authorities for counterpart agencies to DOE and NRC; and NEORX may retain such copies of documents as may be necessary for the defense of product liability or other litigation or similar proceedings relating to AGENT or PRODUCT. Each Party may retain one copy of any documents in its legal department as a record of what was transmitted and to meet any continuing obligations under this LICENSE.

6.7 SURVIVAL OF CONFIDENTIALITY - Termination of this LICENSE for any reason shall not relieve the Parties of their obligations under Article
         6. The provisions of Article 6 shall survive termination of this LICENSE for [*].


                   ARTICLE 7 - THIRD PARTY INFRINGEMENT CLAIMS

7.1 DEFENSE OF THIRD PARTY PATENT CLAIMS - If a claim is brought by a THIRD PARTY that manufacture, use or the sale of AGENT or PRODUCT in the TERRITORY (regardless of use) infringes a patent of such THIRD PARTY, NEORX will give prompt written notice to DOW of such claim if it concerns a PATENT or PROCESS PATENT. [*] NEORX at its option and expense may participate in any suit resulting from such claim that DIRECTLY AFFECTS its market in NEORX's FIELD in the TERRITORY.

7.2 MUTUAL DECISIONS - From the SIGNATURE DATE and using their good faith efforts, NEORX and DOW shall discuss any claim or suit brought by a THIRD PARTY for patent infringement that such THIRD PARTY's patent is infringed by

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

         the manufacture, use or sale of AGENT or PRODUCT by NEORX or its AFFILIATES in NEORX's FIELD in the TERRITORY. Specifically, NEORX and DOW shall mutually try to agree on the strategy for such suit or claim, E.G. whether to negotiate a settlement, sue or withdraw from the country in the TERRITORY in which infringement is claimed; the basis to be determined for sharing the costs of litigation, damages awarded, and royalty to be paid to the third party; which Party should conduct the defense or if both NEORX and DOW should jointly defend; and the consequences of such decisions, such as amendment to this LICENSE with regard to royalties due to DOW.

7.3 THIRD PARTY LICENSE - The Parties shall use their good faith efforts (either individually or together) to negotiate any necessary agreement for royalty payment to third parties with a view to enabling the PRODUCT to be commercialized in NEORX's FIELD in the TERRITORY. As of the EFFECTIVE DATE, DOW is not aware of the need for any such third party license that is not already obtained.


                    ARTICLE 8 - PATENT ENFORCEMENT LITIGATION

8.1 PROSECUTION BY DOW - DOW, at its sole discretion, may take action on its own behalf and expense to institute any action or proceeding by reason of infringement of any of the PATENTS and PROCESS PATENTS for NEORX's FIELD. If either Party learns of any infringement of a PATENT or PROCESS PATENT or misappropriation of trade secrets for PROCESS or TECHNOLOGY by a third party, it shall promptly notify the other Party. DOW shall have the first right, at its own expense, to prosecute all litigation against a third party infringer who may be infringing a PATENT or PROCESS PATENT. NEORX shall provide all reasonable cooperation, including any necessary use of its name, required to prosecute such litigation. NEORX shall be consulted concerning the litigation. DOW will bear the costs and shall be entitled to any recovery obtained from such litigation, settlement or compromise thereof until recovery of all expenses. Any recovery above expenses shall be shared with [*] going to DOW and [*] going to NEORX.

8.2 PROSECUTION BY NEORX - If DOW does NOT prosecute such infringer or otherwise abate such infringement (which infringement must be of commercial significance

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

         to NEORX and if disputed by DOW then Article 16 may be used) within ninety (90) days after giving or receiving notification of such infringement in the TERRITORY, unless an extension of the term is mutually agreed upon by the Parties, then, NEORX shall have the right to prosecute such infringer at its own expense in the FIELD in the TERRITORY and shall be entitled to retain any recovery obtained from such litigation, settlement or compromise thereof. NEORX's cost of litigation in any quarter may be credited against up to [*] of the royalties due to DOW under Articles 5.3, 5.4, 5.5 and 5.6 in the following quarter(s) until fully credited. However, NEORX shall place all royalties due to DOW in escrow from the date of filing the suit until the action or proceeding is finally concluded whereupon: if the PATENT or PROCESS PATENT in the country in the TERRITORY is held valid (whether infringed or not), then the royalties in escrow (after deduction of NEORX's cost of litigation as referred to hereinabove) shall be paid to DOW; or if the PATENT or PROCESS PATENT in the country in the TERRITORY is held invalid (whether infringed or not), then the royalties in escrow shall be paid to NEORX.

         At NEORX's request, DOW shall cooperate with NEORX in such litigation, including joining in said litigation. DOW shall also cooperate, at NEORX's expense, by way of providing access to evidence and witnesses available to DOW.

8.3 PROSECUTION BY NEITHER NEORX NOR DOW - If DOW decides, after consulting with NEORX, that neither DOW nor NEORX will defend the PATENT or PROCESS PATENT in the FIELD in the particular country in the TERRITORY, then the royalty for that PATENT or PROCESS PATENT in that country becomes zero percent (0%) upon that decision date.

8.4 ROYALTY REDUCTION - If there is COMPETITION and NEORX desires that DOW enforce PATENTS or PROCESS PATENTS, where such PATENTS or PROCESS PATENTS are allegedly infringed in the FIELD in a country of the TERRITORY, in accord with Article 8.1, and such infringer constitutes[*], then NEORX must provide to DOW, at NEORX's expense, (a) evidence in writing of the COMPETITION and percent of loss of NEORX's NET SALES to this single infringer, (b) evidence in writing of infringement of a PATENT or PROCESS PATENT in the country of the TERRITORY, and (c) all reasonable cooperation with DOW, E.G., by providing at DOW's request information in NEORX's possession, witnesses, any technical assistance, and release to use any evidence of such infringement.

         If there is COMPETITION and DOW elects not to enforce the PATENT or PROCESS PATENT and does not permit NEORX to enforce the PATENT or

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


         PROCESS PATENT under Article 8.2 in that country of the TERRITORY, then NEORX may [*]. If there is COMPETITION and NEORX asks that DOW enforce a DEFENSIVE PATENT in a country of the TERRITORY and DOW elects not to enforce the DEFENSIVE PATENT, then NEORX may [*]. DOW is permitted six
         (6) months after receipt from NEORX of its request and the accompanying evidence to take action to stop the infringement. No royalty reduction in this Article 8.4 shall occur in this six-month period.

8.5 INVALIDITY - In the event that a PATENT or PROCESS PATENT in the TERRITORY is finally declared invalid or unenforceable in a judicial or administrative proceeding from which no appeal is or can be taken, then from and after that date no royalties shall be paid on the basis of that PATENT or PROCESS PATENT in the relevant country of the TERRITORY, subject to the provisions of Article 8.2, provided, however, that royalties due for other PATENTS or PROCESS PATENTS, in the TERRITORY not so held invalid or unenforceable shall not be affected.

8.6 SETTLEMENT - Any settlement of an infringement suit, whether brought by DOW or by NEORX, shall be subject to the consent of both Parties, which consent shall not be unreasonably withheld.

8.7 COOPERATION - Each Party shall cooperate with the other Party to the extent reasonably requested in any legal action:

                  (i)      brought by a THIRD PARTY against one Party; or

                  (ii)     brought by a THIRD PARTY against both Parties; or

                  (iii)    taken against a THIRD PARTY by either Party

         regarding PATENTS and PROCESS PATENTS in NEORX's FIELD in the TERRITORY, and each Party shall have the right to participate in any defense, compromise or settlement to the extent that, in its judgment, it may be prejudiced thereby. In addition, NEORX shall not settle any claim or suit in any manner that shall adversely affect any PATENTS and PROCESS PATENTS, require any payment by DOW or reduce the royalty due to DOW hereunder without the prior written consent of DOW, except as provided in Article 8.2. In addition, DOW

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

         shall not settle any claim or suit in any manner that shall adversely affect NEORX's license rights hereunder, require any payment by NEORX.


             ARTICLE 9 - U.S. EXPORT CONTROL AND GOVERNMENT LICENSES

9.1 COMPLIANCE - NEORX agrees to comply with all necessary United States, European and other country's governmental regulations in the TERRITORY with respect to export of TECHNOLOGY and any PRODUCT or AGENT or [*]. NEORX agrees to not export or re-export any TECHNOLOGY, PRODUCTS, AGENT or [*] received from DOW or the direct products of such TECHNOLOGY to any prohibited country listed in the U.S. Export Administration Regulations unless properly authorized by the U.S. government. NEORX shall be responsible for the acts of its AFFILIATES, contractors, consultants and sublicensees. NEORX assumes all liability if it or its AFFILIATES fail to obtain any of the necessary licenses or commit any violations of the United States Export Laws or Regulations.

9.2 DOE, NRC LICENSES - NEORX agrees to obtain all necessary licenses and to comply with all applicable regulations of agencies similar to DOE and NRC in the TERRITORY with respect to AGENT and PRODUCT.

9.3 CLEARANCES - NEORX agrees to obtain all necessary clearances from any government in the TERRITORY for export or re-export with respect to the TECHNOLOGY or AGENT or PRODUCT.


               ARTICLE 10 - PRODUCT LIABILITY AND INDEMNIFICATION;

10.1 INDEMNITY BY DOW - DOW shall indemnify and hold NEORX and its AFFILIATES, and their respective agents, directors, officers and employees harmless from and against any and all liabilities, claims, demands, damages, costs, expenses or money judgments (including reasonable attorneys' fees and expenses) incurred by or rendered against any of them for personal injury, sickness, disease or death or property damage which directly arises out of:

         (a)      the intentional misconduct or negligence of DOW; or

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pursuant to an application for confidential treatment.

         (b) the breach by DOW of its representations, warranties or covenants contained in this LICENSE; or

         (c) any activity carried out with AGENT or PRODUCT by DOW other than through or on behalf of NEORX and its AFFILIATES (such as preparation of PRODUCT for the clinical trials at [*]) under this LICENSE or other written agreements between the Parties provided, however, that NEORX shall give DOW notice in writing as soon as practicable of any such claim or lawsuit and shall permit DOW to undertake the defense thereof at DOW's expense. However,

                  (i) NEORX will cooperate in such defense by providing access to witnesses and evidence available to it. NEORX shall have the right to participate in any defense to the extent that in its judgment, NEORX may be prejudiced thereby; and

                  (ii) in any claim or suit in which NEORX seeks indemnification by DOW, NEORX shall not settle, offer to settle or admit liability or damages in any such claim or suit without the prior written consent of DOW.

10.2 INDEMNITY BY NEORX - NEORX shall indemnify and hold DOW and its AFFILIATES, and their respective agents, directors, officers and employees harmless from and against any and all liabilities, claims, demands, damages, costs, expenses or money judgments (including reasonable attorneys' fees and expenses) incurred by or rendered against any of them for personal injury, sickness, disease or death or property damage which arises out of

         (i) the manufacturing, testing, use, promotion, sale or distribution of AGENT or PRODUCT by NEORX or its AFFILIATES, except for those instances provided in Article 10.1 for which DOW is obligated to indemnify NEORX; or

         (ii) the breach by NEORX of any of its representations, warranties or covenants contained in this LICENSE; or

         (iii) NEORX performing any function for NEORX's FIELD under the ongoing clinical trials, whether under a DOW clinical trial or not;

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

         provided, however, that DOW shall give NEORX notice in writing as soon as practicable of any such claim or lawsuit and shall permit NEORX to undertake the defense thereof at NEORX's expense. However,

         (i) DOW will cooperate in such defense by providing access to witnesses and evidence available to it. DOW shall have the right to participate in any defense to the extent that in its judgment, DOW may be prejudiced thereby; and

         (ii) in any claim or suit in which DOW seeks indemnification by NEORX, DOW shall not settle, offer to settle or admit liability or damages in any such claim or suit without the prior written consent of NEORX.


                      ARTICLE 11 - WARRANTIES AND INSURANCE

11.1 BELIEF OF ACCURACY - DOW represents that the TECHNOLOGY, PROCESS and any other CONFIDENTIAL INFORMATION transferred or provided to NEORX hereunder are believed to be accurate and complete as of their current status at DOW at the EFFECTIVE DATE and that DOW's interpretations and conclusions drawn therefrom were made in good faith and in the exercise of DOW's scientific judgment as of the dates of the documents contained therein, and that to the best of DOW's knowledge, data subject to regulations regarding GMPs (Good Laboratory Practices and Good Clinical Practices) and other FDA regulations, is in compliance with such regulations. However, DOW does not warrant or represent that such information is or will be sufficient to obtain APPROVAL to market PRODUCT or to commercially produce AGENT or PRODUCT or to commercialize AGENT or PRODUCT with REGULATORY AUTHORITIES in the TERRITORY. NEORX represents that it will be solely relying on its own evaluation of the TECHNOLOGY and the other CONFIDENTIAL INFORMATION transferred or provided to it hereunder and on its own medical and scientific expertise in using the same in its development and commercialization of AGENT and PRODUCT.

11.2 AUTHORITY - Each Party represents and warrants to the other Party that it has full power and authority to enter into this LICENSE.

         DOW represents and warrants to NEORX that it has full power and authority to grant the licenses granted in Article 2

11.3 INSURANCE - NEORX agrees to carry such liability insurance as would reasonably be expected of a company of NEORX' net worth operating in the pharmaceutical industry for the commercial purpose of PRODUCT under this LICENSE and sufficient to meet any governmental requirements. Written assurance that such insurance is in effect must be provided to DOW by the SIGNATURE DATE. NEORX agrees to maintain such insurance for the term of this LICENSE.

11.4 ADDITIONAL WARRANTIES BY DOW - DOW represents and warrants to NEORX that:

         (a) as of the EFFECTIVE DATE, APPENDIX A AND B, contain a true and complete listing of all patents and patent applications in the TERRITORY that are owned by DOW with any claims covering an AGENT or PRODUCT, use or manufacture of an AGENT or PRODUCT in NEORX's FIELD or a process to make [*]; and

         (b)      DOW has not licensed, [*].

11.5     GENERIC PRODUCTS - DOW warrants and covenants that: [*].


                        ARTICLE 12 - TERM AND TERMINATION

12.1 TERM - Unless terminated under the provisions of this Article 12, this LICENSE shall continue in effect until the expiration of ALL PATENTS and PROCESS PATENTS, provided, however, that the Articles of Article
         12.7 shall survive termination of this LICENSE.

         When this LICENSE expires under this Article 12.1, the licenses granted under this LICENSE shall be paid-up; however, any payments still due under Article 5.4 will continue until paid in full. However, NEORX may continue to practice the TECHNOLOGY.

12.2     FAILURE TO USE LICENSE - If NEORX and its AFFILIATES shall have

         (i) discontinued selling AGENT or PRODUCT in commercial quantities using their reasonable and diligent efforts in accord with
                  Article 3.1 to commercialize; or

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

         (ii)     not paid the minimum annual fees required under Article 5.6,

         then either NEORX or DOW shall have the right to terminate this LICENSE upon [*]' written notice, unless during such [*] period after notice the failure described in (i) through (iii) has been remedied or cured (E.G., through the recommencing of commercial sales or the payment of the minimum annual fee). If termination under this Article 12.2 results voluntarily, then NEORX shall promptly supply to DOW all registration information for REGULATORY AUTHORITIES that is available to NEORX or its AFFILIATES for use by DOW, its AFFILIATES or sublicensees for a fair consideration to NEORX.

12.3 TERMINATION FOR MATERIAL BREACH - In the event of a material breach by either DOW or NEORX of any of the obligations contained in this LICENSE, the other Party shall be entitled to terminate this LICENSE by notice in writing under Article 15.1 provided that such notice shall specify the breach or breaches complained of. If the said breach or breaches are capable of remedy, the Party committing such breach or breaches shall be entitled to a period of [*] days from the delivery of such notice in which to remedy or to undertake to remedy the same. In the case the defaulting Party shall fail to remedy the breach or to undertake to remedy the breach to the satisfaction of the injured Party, the injured Party shall have the right to terminate this LICENSE in whole or only terminate those rights and obligations relating to the particular breach by simple notification to the Party in default. Failure of a Party to exercise its rights under this Article 12.3 shall not be construed as a waiver as to future breaches whether or not they are similar. Sales of PRODUCT or AGENT outside the TERRITORY or FIELD (E.G., including off label uses), where such sales are intentional on the part of NEORX, its AFFILIATES or sublicensees, shall constitute a material breach if such AGENT, PRODUCT, process for manufacture, or use falls within the scope of any unexpired DOW patent.

12.4 TERMINATION BY NEORX - NEORX may surrender and terminate this LICENSE on [*]' written notice to DOW. NEORX will disclose to DOW its reasons for any such termination.

12.5 TERMINATION BY DOW - DOW shall have the further right to terminate this LICENSE immediately on written notice to NEORX if:

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pursuant to an application for confidential treatment.

         (a) NEORX shall cease to carry on business or shall go into liquidation or a receiver shall be appointed to NEORX's assets; or

         (b) NEORX shall become bankrupt or insolvent or unable to meet any of its financial obligations on their due dates; or

         (c) NEORX fails to meet any of its payments in accord with Articles 5.10 or 5.12, unless a good faith dispute exists in which event Article 16 applies.

12.6 ON TERMINATION - NEORX shall, upon termination of this LICENSE by DOW under Article 12.2, 12.3 or 12.5 or termination by NEORX under Article 12.2, 12.3 or 12.4:

         (a) return to DOW all copies of documents containing TECHNOLOGY and any materials received from DOW under confidentiality and DOW's CONFIDENTIAL INFORMATION concerning AGENT and PRODUCT in NEORX's FIELD as set forth in Article 6.6; and

         (b) pay to DOW all payments and royalties due or accrued at the termination date within thirty (30) days after termination, AND pay to DOW when due all payments due under Article 5.4, but if termination occurs under Article 12.3 (if breach by NEORX) or 12.5, then payments due under Article 5.4, if applicable, shall be accelerated and due within said thirty
                  (30) days; and

         (c) make no further use of any kind of any and all TECHNOLOGY disclosed hereunder by DOW, except to the extent such information has become public knowledge other than through fault of NEORX, and make no further use of the surviving PATENTS; and

         (d) assign to DOW any distributorships, AGENT or PRODUCT manufacturing agreements and sublicense agreements, to the extent they are specific to the AGENT or PRODUCT and are assignable and to the extent such agreements were previously agreed by the Parties to survive termination of this LICENSE; or, at DOW's option, terminate such agreements as are terminable unilaterally by NEORX.

12.7     SURVIVAL OF CERTAIN OBLIGATIONS - On termination or expiration of this
         LICENSE: (a) the obligations of confidentiality set forth in Article 6 shall survive for the time stated therein; (b) export control compliance set forth in Article 9 shall survive; (c) the indemnification obligations set forth in Article 10 shall also survive as to all claims or actions arising from events which occurred before termination; and (d) on expiration of this LICENSE, TECHNOLOGY shall be paid-up and rights to its use by NEORX shall continue. Upon termination of this LICENSE by DOW for any reason pursuant to this Article 12, any sublicensee of NEORX who is not then in material breach shall have its sublicense converted to a direct license from DOW under the terms and conditions of this LICENSE, as further limited and restricted by the terms of the original sublicense.

12.8 SALE OF PRODUCT AFTER TERMINATION - In the event of termination of this LICENSE, NEORX and its AFFILIATES and sublicensees (who have been identified in writing to DOW) have the right over the following six (6) months solely to sell any inventory of PRODUCTS (including PRODUCTS manufactured from materials on hand or on order under an agreement) provided earned royalties under Articles 5.3 and 5.5 and milestone payments under Article 5.4 are paid thereon to DOW as would otherwise be due and payable during the term of this LICENSE. DOW shall have the right, but not the obligation, to purchase any PRODUCT, AGENT, ADDITIONAL AGENT, or [*] not committed by agreement at [*].



                           ARTICLE 13 - FORCE MAJEURE

13.1 EVENT OF FORCE MAJEURE - In the event that performance under this LICENSE, or any obligation hereunder, is hindered, delayed or prevented by reason of: acts of God; strikes; lockouts; labor troubles; intervention or any action or inaction of any government authority; any material change in any regulations, policies or procedures of any government authority; fire; riots; insurrections; invasions; war; or other reason of similar nature beyond the reasonable control of the Party and are without its fault or negligence, then performance of that act shall be excused for the period of the delay and the period for the performance of that act shall be extended for an equivalent period.

13.2 NOTIFICATION - Upon occurrence of an event of force majeure, the affected Party shall promptly notify the other Party in writing, setting forth the nature of the occurrence, its expected duration and how that Party's performance is affected. The affected Party shall resume the performance of its obligations as soon as practicable after the force majeure event ceases.

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

                              ARTICLE 14 - CONSENTS

14.1 COMMITMENTS - DOW agrees to take reasonable efforts to maintain in full force and effect the agreements or written commitments, which DOW has made prior to the SIGNATURE DATE for AGENT or PRODUCT in NEORX's FIELD in the TERRITORY.

14.2 AGREEMENTS - DOW expects to enter into other agreements for a licensee for AGENT and PRODUCT in NEORX's FIELD OUTSIDE the TERRITORY, I.E., Australia. After the SIGNATURE DATE, NEORX consents to let DOW disclose to this other DOW licensee that NEORX is DOW's licensee for the TERRITORY. If desired by NEORX and acceptable to that DOW licensee, DOW shall provide NEORX with information on whom to contact at that DOW licensee for possible collaboration between NEORX and such DOW licensee in NEORX's FIELD.



                              ARTICLE 15 - NOTICES

15.1 OFFICIAL - Any notice, request or communication specifically provided for or permitted to be given under this LICENSE must be in writing and may be delivered by hand delivery, courier service, or electronic transmission such as telex, facsimile, telegram or electronic mail, and shall be deemed effective as of the time of actual delivery thereof to the addressee. For purposes of notice the addresses of the Parties0 shall be as follows:

                  DOW:              The Dow Chemical Company
                                    Patent Department
                                    1790 Building, Washington Street
                                    Midland, Michigan  48674
                                    Attention:  Karen L. Kimble, JD
                                    Senior Counsel
                                    Telephone: 517-636-1687
                                    Facsimile: 517 - 636 - 2523

                  NEORX:            NeoRx Corporation
                                    410 West Harrison
                                    Seattle, Washington 98119
                                    Attention:  Paul G. Abrams, MD, JD
                                    Chief Executive Officer

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

                                    Telephone: 206-281-7001, ext. 521
                                    Facsimile:  206-284-7112

                  with a copy to:

                                    NeoRx Corporation
                                    410 West Harrison
                                    Seattle, Washington 98119
                                    Attention:  Anna Lewak Wight, JD
                                    Director of Intellectual Property
                                    Telephone: 206-7001, ext. 526
                                    Facsimile:  206-286-2537

15.2 TRANSITION - For purposes of scientific reporting, the addresses of the Parties shall be as follows:

                  DOW:              The Dow Chemical Company
                                    Building B-1222
                                    2301 Brazosport Blvd.
                                    Freeport, Texas 77541
                                    Attention:  Jim Simon, PhD
                                    Senior Associate Scientist
                                    Telephone:  409-238-7494
                                    Facsimile: 409-238-0516

                  NEORX:            NeoRx Corporation
                                    410 West Harrison
                                    Seattle, Washington 98119
                                    Attention:  Alan R. Fritzberg, PhD
                                    Chief Scientist and
                                    Chairman of the Scientific Board
                                    Telephone:  206-286-2522
                                    Facsimile:  206-284-7112

15.3 CHANGES - Each Party may change its address and its representative for notice by the giving of notice thereof in the manner hereinabove provided.

                         ARTICLE 16 - DISPUTE RESOLUTION

16.1 CHOICE OF LAW - This LICENSE shall be governed by the laws of the State of Delaware, except its conflict of laws principles, in all respects of validity, construction and performance, except that all questions concerning the construction, validity, coverage or infringement of patents or PATENTS, PROCESS PATENTS, and DEFENSIVE PATENTS shall be decided in accordance with the patent law of the country where the patent was granted.

16.2 DISPUTES - Both Parties shall make good faith efforts to resolve any questions concerning construction and performance under this LICENSE, excluding PATENTS, PROCESS PATENTS, and DEFENSIVE PATENTS, by:

         16.2.1 Notice, contact and negotiation, all proceedings and documents in English, between the Parties listed under Article 15.1 within [*] from the date of the notice by negotiation either by telephone or by meeting in Chicago, IL; and

                  If unsuccessful under Article 16.2.1, then senior executive management with settlement authority and counsel of DOW and NEORx shall meet at a mutually agreeable location within [*] from a date of notice that Article 16.2.1 failed to resolve the issues. Counsel shall present the legal and factual arguments to such executives in English, with supporting evidence if necessary, and resolution by these executives is expected within ten (10) days, which may be reduced to writing in English as an amendment to this LICENSE; and

                  If such executives have not met or resolved the issues under
                  Article 16.2.2, then within [*] from the date of the notice under Article 16.2.1, the Parties shall submit the issues to mediation in Chicago, IL, in English, in accordance with the Rules of the American Arbitration Association ("AAA"), which may be modified by the Parties, and judgment shall not be binding. The Parties agree that the following procedures shall be adhered to even though they may, in part, not be in full conformance with said Rules:

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

                  (a) One mediator shall be selected within [*] from a list of at least 20 mediators selected by the AAA composed of counsel with chemistry or pharmaceutical expertise who are practicing or retired partners in law firms or in-house corporate counsel not affiliated with the Parties with at least 15 years of experience in law and knowledge of the pertinent laws of any country relevant to the dispute. The mediation proceedings and reports shall be in English. The time from the beginning of submission for mediation and conclusion of any oral or written proceedings shall not exceed six (6) months; and

                  (b) Discovery shall be limited to only that for which each Party has a substantial, demonstrable need, and shall be conducted in the most expeditious and cost-effective manner. The mediator shall resolve any issues with regard to the discovery. Decision by the mediator shall be given in writing within thirty (30) days from the end of oral proceedings; and

                  (c) Although the decision by the mediator is non-binding, should either Party then litigate in a court of competent jurisdiction for the Parties, either Party may introduce into court the decision reached by mediation with its supporting evidence.



                             ARTICLE 17 - ASSIGNMENT

17.1 ASSIGNMENT - Neither Party to this LICENSE shall assign any rights hereunder without the prior written consent of the other Party, such consent not to be unreasonably withheld. The Parties agree, however, that without such consent being required from DOW, NEORX may assign to its AFFILIATES, but DOW must be notified in writing in accord with
         Article 15.1.

17.2 CONSOLIDATION, REORGANIZATION OR MERGER - Should NEORX be consolidated, reorganized or merged with another entity, this LICENSE and all rights and obligations arising under this LICENSE may be assigned to the successor entity or the assignee of all or substantially all of NEORX's business and assets related to AGENT or PRODUCT without DOW's prior written consent. However NEORX shall promptly notify DOW prior to such action in accord with Article 15.1.

17.3 EFFECT ON SUCCESSORS AND ASSIGNEES - This LICENSE shall inure to the benefit of and be binding upon such successors and permitted assignees.

                      ARTICLE 18 - MISCELLANEOUS PROVISIONS

18.1 AMENDMENTS - This LICENSE may be amended only in writing executed by both Parties.

18.2 ENTIRETY OF AGREEMENT - This LICENSE sets forth the entire agreement and understanding between the Parties hereto as of the EFFECTIVE DATE with respect to AGENT and PRODUCT for their commercialization in the TERRITORY. The Parties agree that this LICENSE is in compliance with the OPTION conditions in all respects. Nevertheless, the OPTION shall remain in effect for development activities with regard to supplying reports or performance of remaining activities and until it expires on [*]. Also the CDA and OPTION shall remain in effect for activities done prior to the EFFECTIVE DATE.

18.3 SEVERABILITY - If any term or provision under this LICENSE is deemed invalid under the laws of a particular country or jurisdiction, the invalidity shall not invalidate the whole LICENSE but it shall be construed as if not containing that particular term or provision and the rights and obligations of the Parties shall be construed and enforced accordingly. The Parties shall negotiate in good faith a substitute provision in compliance with the law to retain as nearly as possible the Parties' intent in legally valid language. It is understood that a service agreement may be entered into between the Parties at a later date, which shall not modify this LICENSE.

18.4 WAIVERS, CUMULATIVE REMEDIES - A waiver by either Party of any term or condition of this LICENSE in any one instance shall not be deemed construed to be a waiver of such term or condition for any similar instance in the future or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this LICENSE shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

18.5 HEADINGS - Headings in this LICENSE are included herein for ease of reference and shall not affect the meaning of the provisions of this LICENSE, nor shall they have any other legal effect.

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                                        40

18.6 OTHER DOCUMENTS - Each Party agrees to execute such additional papers or documents in customary legal form and to make such governmental filings or applications as may be necessary or desirable to effect the purposes of this LICENSE and carry out its provisions.

18.7 PUBLICITY - Neither DOW nor NEORX shall make the financial terms of this LICENSE public, except as required by law. In the event that a filing of a copy of this LICENSE with the U.S. Securities and Exchange Commission is required, then NEORX shall seek confidential treatment of information considered confidential by DOW. Any press release or publicity of this LICENSE shall be reviewed and approved by both Parties prior to any release.

18.8 INTERPRETATION - The Parties acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this LICENSE and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this LICENSE; and (c) the terms and revisions of this LICENSE shall be construed fairly as to all Parties and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this LICENSE.

18.9 BANKRUPTCY - All rights and licenses granted under or pursuant to this LICENSE by DOW to NEORX are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, U.S.C. (the "Bankruptcy Code"), licenses of rights to "intellectual property" as defined under Section 101(60) of the Bankruptcy Code. The Parties agree that NEORX, as licensee of such rights under this LICENSE, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code.

         IN WITNESS WHEREOF, the Parties have duly executed duplicate originals of this LICENSE by their appropriate authorized representative. This License may be subject to management and/or Board approval by each Party. Upon signature below such approval is indicated to have been obtained. Separate signature pages are acceptable in facsimile form, and shall be accepted IN LIEU of original signatures if time constraints prevent original signatures, provided each Party receives a dated, signed, legible facsimile indicating the signatory for the other Party.

THE DOW CHEMICAL COMPANY                   NEORX CORPORATION

By                                         By
  ---------------------------------          ---------------------------------
Name      Richard M. Gross JD              Name      Paul G. Abrams, MD, JD
Title:  Vice President, R&D                Title     Chief Executive Officer
Date                                       Date
    -------------------------------            -------------------------------


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